Exhibit 3.2

The following is the full text of the Amended & Restated By-Laws ("By-Laws") of C&D Technologies, Inc. (the "Company").

                              AMENDED AND RESTATED
                                     BY-LAWS
                                       OF
                             C&D TECHNOLOGIES, INC.

                   (a Delaware corporation, the "Corporation")

                            ------------------------

                                   ARTICLE I

                                     OFFICES

      Section 1. OFFICES. The Corporation shall maintain its registered office in the State of Delaware, which may but need not be the same as its place of business. The Corporation may also have offices in such other places in the United States or elsewhere as the Board of Directors may, from time to time, appoint or as the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

      Section 1. ANNUAL MEETINGS. Annual meetings of stockholders for the election of directors and for such other business as properly may be conducted at such meeting shall be held at such place, either within or without the State of Delaware, and at such time and date as may be designated by the Board of Directors and set forth in the notice of the meeting or in a duly executed waiver thereof.

      Section 2. SPECIAL MEETINGS. Special meetings of the stockholders for any purpose may be called by the Board of Directors, the Chairman of the Board or the President of the Corporation and shall be called by the President upon written request of the holders of at least 40% of all of the issued and outstanding stock of the Corporation entitled to vote. Notice of each special meeting shall be given according to Section 3 of this Article II.

      Section 3. NOTICE OF MEETINGS. Written notice of each meeting of the stockholders of the Corporation, in which the place, date and time of the meeting and, in the event of a special meeting, the purpose or purposes for which it is called are set forth,

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shall be mailed to or delivered to each stockholder of record entitled to vote thereat. Such notice shall be given not less than ten days nor more than 60 days before the date of any such meeting. Such notice shall state the purpose or purposes of the proposed meeting. Business transacted at all special meetings shall be confined to the objects stated in the notice thereof.

      Section 4. QUORUM. At any meeting of the stockholders, the holders of a majority of all of the issued and outstanding shares of stock of the Corporation entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, except to the extent that the presence of a larger number of stockholders may be required by law, by the Certificate of Incorporation of the Corporation or by these By-laws.

      Section 5. VOTING. Except as may be otherwise provided by law or by the Certificate of Incorporation, at every meeting of the stockholders, every stockholder entitled to vote thereat shall have the right to one vote for every share having voting power standing in his name on the stock transfer books of the Corporation on the record date fixed for the meeting. Upon the demand of any stockholder entitled to vote at any meeting, the vote upon any question before such meeting shall be by written ballot. All elections of directors shall be decided by plurality vote. When a quorum exists at any meeting, the vote of the holders of a majority of the shares having voting power present in person or by proxy shall decide any matter brought before such meeting, unless a different vote is otherwise required by these By-laws, the Corporation's Certificate of Incorporation or law.

      Section 6. VOTING LISTS. A complete list of the stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

      Section 7. INSPECTORS. In advance of any meeting of the stockholders, the Corporation shall appoint inspectors of election, who need not be stockholders, to act at such meeting or any adjournment, postponement or continuation thereof. If no inspector of election is able to act at a meeting of stockholders, the chairman of any such meeting shall make such appointment at the meeting. The number of inspectors of election shall be one or three. No person who is a candidate for office shall act as an inspector of election. If there are three inspectors of election, the decision, act or certificate of a majority shall be the decision, act or certificate of all.

      Section 8. CHAIRMAN OF MEETINGS. The Chairman of the Board of Directors of the Corporation shall preside at all meetings of stockholders and of the Board of Directors, at which he is present. In the event of his absence or disability, the Vice

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Chairman, if any be elected, or, in the event of the absence or disability of the Vice Chairman, the President of the Corporation shall preside at any such meetings.

      Section 9. ACTION WITHOUT A MEETING. Subject to the provisions of Section 11 of this Article II, unless otherwise provided by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted. Prompt notice of corporate action taken without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

      Section 10. ADJOURNMENT. At any meeting of stockholders of the Corporation, if less than a quorum shall be present, a majority of the stockholders entitled to vote at the meeting, present in person or by proxy, shall have the power to adjourn the meeting to another time, place and date without notice other than by announcement at the meeting so adjourned. Any business may be transacted at any adjourned meeting that could have been transacted at the meeting originally noticed, but only those stockholders entitled to vote at the meeting originally noticed shall be entitled to vote at any adjourned meeting. If the adjournment is for more than 30 days from the date of the meeting originally noticed, or if after the adjournment a new record date, as provided for in Section 5 of Article V of these By-laws is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

      Section 11. STOCKHOLDER PROPOSALS.

      (a) Stockholder Proposals Relating to Nominations for and Election of Directors.

            (i) Nominations by a stockholder of candidates for election to the Board of Directors by stockholders at a meeting of stockholders or upon written consent without a meeting may be made only if the stockholder complies with the procedures set forth in this Section 11(a), and any candidate proposed by a stockholder not nominated in accordance with such provisions shall not be considered or acted upon for execution at such meeting of stockholders.

            (ii) A proposal by a stockholder for the nomination of a candidate for election by stockholders as a director at any meeting of stockholders at which directors are to be elected or upon written consent without a meeting may be made only by notice in writing, delivered in person or by first class United States mail postage prepaid or by reputable overnight delivery service, to the Board of Directors of the Corporation to the attention of the Secretary of the Corporation at the principal office of the Corporation, within the time limits specified herein.

            (iii) In the case of an annual meeting of stockholders, any such written proposal of nomination must be received by the Board of Directors not less than 90 calendar days nor more than 120 calendar days before the first anniversary of the date on which the Corporation first mailed its proxy statement to stockholders for the annual meeting of stockholders in the immediately preceding year; provided, however, that in the case of an annual meeting of stockholders that is called for a date that is not within 30 calendar days before or after the first anniversary date of the annual meeting of stockholders in the immediately preceding year, any such written proposal of nomination must be received by the Board of Directors not less than five business days after the date the Corporation shall have mailed notice to its stockholders that an annual meeting of stockholders will be held or shall have issued a press release, filed a periodic report with the Securities and Exchange Commission or otherwise publicly disseminated notice that an annual meeting of stockholders will be held.

            (iv) In the case of a special meeting of stockholders, any such written proposal of nomination must be received by the Board of Directors not less than five business days after the earlier of the date that the Corporation shall have mailed notice to its stockholders that a special meeting of stockholders will be held or shall have issued a press release, filed a periodic report with the Securities and Exchange Commission or otherwise publicly disseminated notice that a special meeting of stockholders will be held.

            (v) In the case of stockholder action by written consent with respect to the election by stockholders of a candidate as director, the stockholder seeking to have the stockholders elect such candidate by written consent shall, by written notice to the Board of Directors, set forth the information prescribed in clause (vi) of this Section 11(a) and request the Board of Directors to fix a record date for determining stockholders entitled to consent to corporate action in writing without a meeting. The Board of Directors shall promptly, but in no event later than the tenth day after the date on which such notice is received, adopt a resolution fixing such record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date is fixed by the Board of Directors within such time period, such record date shall be determined in accordance with the provisions of Section 213(b) of the Delaware General Corporation Law, or any successor provision.

            (vi) Such written proposal of nomination shall set forth: (A) the name and address of the stockholder who intends to make the nomination (the "Nominating Stockholder"), (B) the name, age, business address and, if known, residence address of each person so proposed, (C) the principal occupation or employment of each person so proposed for the past five years, (D) the number of shares of capital stock of the Corporation beneficially owned within the meaning of Securities and Exchange Commission Rule 13d-1 by each person so proposed and the earliest date of acquisition of any such capital stock, (E) a description of any arrangement or understanding between each person so proposed and the stockholder(s) making such nomination with respect to such person's proposal for nomination and election as a director and actions to be

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proposed or taken by such person if elected a director, (F) the written consent of each person so proposed to serve as a director if nominated and elected as a director and (G) such other information regarding each such person as would be required under the proxy solicitation rules of the Securities and Exchange Commission if proxies were to be solicited for the election as a director of each person so proposed.

            (vii) If a written proposal of nomination submitted to the Board of Directors fails, in the reasonable judgment of the Board of Directors or a nominating committee established by it, to contain the information specified in clause (vi) of this Section 11(a) or is otherwise deficient, the Board of Directors shall, as promptly as is practicable under the circumstances, provide written notice to the stockholder(s) making such nomination of such failure or deficiency in the written proposal of nomination and such nominating stockholder shall have five business days from receipt of such notice to submit a revised written proposal of nomination that corrects such failure or deficiency in all material respects.

      (b) Stockholder Proposals Relating to Matters Other Than Nominations for and Elections of Directors.

            (i) A stockholder of the Corporation may bring a matter (other than a nomination of a candidate for election as a director, which is covered by
Section 11(a)) (a "Stockholder Matter") before a meeting of stockholders or for action by written consent without a meeting only if such Stockholder Matter is a proper matter for stockholder action and such stockholder shall have provided notice in writing, delivered in person or by first class United States mail postage prepaid or by reputable overnight delivery service, to the Board of Directors of the Corporation to the attention of the Secretary of the Corporation at the principal office of the Corporation, within the time limits specified in this Section 11(b); provided, however, that a proposal submitted by a stockholder for inclusion in the Corporation's proxy statement for an annual meeting that is appropriate for inclusion therein and otherwise complies with the provisions of Rule 14a-8 under the Securities Exchange Act of 1934 (including timeliness) shall be deemed to have also been submitted on a timely basis pursuant to this Section 11(b).

            (ii) In the case of an annual meeting of stockholders, any such written notice of a proposal of a Stockholder Matter must be received by the Board of Directors not less than 90 calendar days nor more than 120 calendar days before the first anniversary of the date on which the Corporation first mailed its proxy statement to stockholders for the annual meeting of stockholders in the immediately preceding year; provided, however, that in the case of an annual meeting of stockholders that is called for a date which is not within 30 calendar days before or after the first anniversary date of the annual meeting of stockholders in the immediately preceding year, any such written notice of a proposal of a Stockholder Matter must be received by the Board of Directors not less than five business days after the date the Corporation shall have mailed notice to its stockholders that an annual meeting of stockholders will be held, issued a press release, filed a periodic report with the Securities and Exchange Commission or otherwise publicly disseminated notice that an annual meeting of stockholders will be held.

            (iii) In the case of a special meeting of stockholders, any such written notice of a proposal of a Stockholder Matter must be received by the Board of Directors not less than five business days after the earlier of the date the Corporation shall have mailed notice to its stockholders that a special meeting of stockholders will be held, issued a press release, filed a periodic report with the Securities and Exchange Commission or otherwise publicly disseminated notice that a special meeting of stockholders will be held.

            (iv) In the case of stockholder action by written consent, the stockholder seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Board of Directors, set forth the written proposal and request the Board of Directors to fix a record date for determining stockholders entitled to consent to corporate action in writing without a meeting. The Board of Directors shall promptly, but in no event later than the tenth day after the date on which such notice is received, adopt a resolution fixing such record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date is fixed by the Board of Directors within such time period, such record date shall be determined in accordance with the provisions of Section 213(b) of the Delaware General Corporation Law, or any successor provision.

            (v) Such written notice of a proposal of a Stockholder Matter shall set forth information regarding such Stockholder Matter equivalent to the information regarding such Stockholder Matter that would be required under the proxy solicitation rules of the Securities and Exchange Commission if proxies were solicited for stockholder consideration of such Stockholder Matter at a meeting of stockholders.

            (vi) If a written notice of a proposal of a Stockholder Matter submitted to the Board of Directors fails, in the reasonable judgment of the Board of Directors, to contain the information specified in clause (v) hereof or is otherwise deficient, the Board of Directors shall, as promptly as is practicable under the circumstances, provide written notice to the stockholder who submitted the written notice of presentation of a Stockholder Matter of such failure or deficiency in the written notice of presentation of a Stockholder Matter and such stockholder shall have five business days from receipt of such notice to submit a revised written notice of presentation of a matter that corrects such failure or deficiency in all material respects.

            (vii) Only Stockholder Matters submitted in accordance with the foregoing provisions of this Section 11(b) shall be eligible for presentation at such meeting of stockholders or for action by written consent without a meeting, and any Stockholder Matter not submitted to the Board of Directors in accordance with such provisions shall not be considered or acted upon at such meeting of stockholders or by written consent without a meeting.

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                                  ARTICLE III

                               BOARD OF DIRECTORS

      Section 1. POWERS. The property, business and affairs of the Corporation shall be managed and controlled by its Board of Directors. The Board shall exercise all of the powers of the Corporation except as are by law, the Corporation's Certificate of Incorporation or these By-laws conferred upon or reserved to the stockholders.

      Section 2. NUMBER AND TERM. The number of directors shall be at least three. Within the limits specified above, the number of directors shall be designated from time to time by the Board. The Board of Directors shall be elected by the stockholders at the annual meeting of stockholders, and each director shall be elected to serve for the term of one year and until his successor shall be elected and qualified or until his earlier death, resignation or removal.

      Section 3. RESIGNATIONS. Any director or member of a committee of the Board may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

      Section 4. REMOVAL. Any director or the entire Board of Directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote for the election of directors at any annual or special meeting of the stockholders called for that purpose. Vacancies thus created may be filled by a majority vote of the directors then in office, although less than a quorum, or by a sole remaining director.

      Section 5. VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Vacancies in the office of any director or member of a committee of the Board of Directors and newly created directorships may be filled by a majority vote of the remaining directors in office, although less than a quorum or by a remaining sole director. Any director so chosen shall hold office for the unexpired term of his predecessor and until his successor shall be elected and qualified or until his earlier death, resignation or removal. However, the directors may not fill the vacancy created by removal of a director by electing the director so removed.

      Section 6. MEETINGS. Regular meetings of the directors may be held without notice at such places and times as shall be determined from time to time by resolution of the directors. Special meetings of the board may be called by Chairman of the Board, the President and shall be called by the Secretary on the written request of any two directors with at least one day's notice to each director. A special meeting shall be held at such place or places as may be determined by the directors or as shall be stated in the notice of the meeting.

      Section 7. QUORUM, VOTING AND ADJOURNMENT. The presence of at least a majority of the total number of directors or of any committee of the Board shall constitute

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a quorum for the transaction of business at any meeting of the Board of
Directors or committee of the Board, as the case may be. At any meeting of the Board or any committee of the Board, if less than a quorum be present, a majority of the directors or committee members present may adjourn the meeting from time to time until a quorum is present. No notice of such adjourned meeting need be given other than the announcement at the meeting so adjourned. The vote of a majority of the directors or committee members present at the meeting at which a quorum is present shall be the act of the Board or any committee of the Board as the case may be.

      Section 8. COMMITTEES. The Board of Directors may, by resolution or resolutions passed by a majority of the entire Board, designate one or more committees, including but not limited to an Audit Committee, a Compensation Committee and a Corporate Governance/Nominating Committee, each such committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, to replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent specified by the resolution of the Board, may have and exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation of the Corporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending these By-laws; and, unless the enabling resolution of the Board expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock of the Corporation. All committees of the Board shall report their proceedings to the Board when required.

      Section 9. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board may be taken without notice and without a meeting if all members of the Board or committee, as the case may be, consent to the action in writing. Members of the Board of Directors or of any committee of the Board, may participate in a meeting of the Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

      Section 10. COMPENSATION. The Board of Directors may from time to time, in its discretion, fix the amounts which shall be payable to directors and to members of any committee of the Board for attendance at the meetings of the Board of Directors or of such committee and for services rendered to the Corporation. Any director may serve the Corporation in any other capacity as an officer, agent or otherwise, and receive compensation therefor.

      Section 11. CORPORATE BOOKS. The books of the Corporation, except such as are required by law to be kept within the state, may be maintained outside the State of Delaware, at such places as the Board of Directors may from time to time determine.

                                   ARTICLE IV

                                    OFFICERS

      Section 1. OFFICERS. The officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice Presidents, a Treasurer and a Secretary. In addition, the Board of Directors may elect a Vice Chairman of the Board and additional Vice Presidents, including an Executive Vice President, one or more Assistant Treasurers and one or more Assistant Secretaries. Each officer of the Corporation shall hold office for such term, have such authority and perform such duties as set forth in these By-Laws or as may be prescribed from time to time by the Board of Directors. Any number of offices may be held by the same person.

      Section 2. OTHER OFFICERS AND AGENTS. The Board of Directors may appoint such other officers and agents as it deems advisable, who shall hold their office for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

      Section 3. CHAIRMAN. The Chairman of the Board of Directors must be a director of the Corporation. The Chairman shall preside at all meetings of the Board of Directors and of the stockholders and shall have such powers and perform such other duties as from time to time may be assigned to him by the Board of Directors.

      Section 4. VICE CHAIRMAN. The Vice Chairman of the Board of Directors, if any be elected, shall generally aid and assist the Chairman of the Board and shall have such powers and shall perform such duties of the Chairman of the Board, in the absence or disability of such officer. In addition, the Vice Chairman of the Board shall have such powers and perform such other duties as from time to time may be assigned to him by the Board of Directors.

      Section 5. PRESIDENT. The President shall be the Chief Executive Officer of the Corporation and shall, in connection with the performance of his duties, report directly to the Board of Directors. He shall perform such other duties as may be prescribed from time to time by the Board or these By-laws. In the absence, disability or failure of the Chairman of the Board or Vice Chairman of the Board, if any shall be elected, to act, or a vacancy in such offices, the President shall preside at all meetings of the stockholders and of the Board of Directors.

      Section 6. VICE PRESIDENTS. Each Vice President (of whom one or more may be designated an Executive Vice President) shall generally aid and assist the President in such manner as the President shall direct. Each Vice President shall have such powers and shall perform such duties as shall be assigned to him by the President or the Board of Directors.

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      Section 7. TREASURER. The Treasurer shall have the custody of the corporate funds, securities, evidences of indebtedness and other valuables of the Corporation and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors or the President. He shall render to the President and Board of Directors, upon their request, a report of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond for the faithful discharge of his duties in such amount and with such surety as the board shall prescribe.

      Section 8. SECRETARY. The Secretary will cause minutes of all meetings of the stockholders and directors to be recorded and kept; cause all notices required by these By-Laws or otherwise to be given properly and see that the minute books, stock books, and other non-financial books of the Corporation are kept properly. In addition, the Secretary shall have such powers and shall perform such duties as shall be assigned to him by the Board of Directors.

      Section 9. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. Each Assistant Treasurer and each Assistant Secretary, if any shall be elected, shall be vested with all the powers and shall perform all the duties of the Treasurer and Secretary, respectively, in the absence or disability of such officer, unless or until the Board of Directors shall otherwise determine. In addition, Assistant Treasurers and Assistant Secretaries shall have such powers and shall perform such duties as shall be assigned to them by the Board of Directors.

      Section 10. CORPORATE FUNDS AND CHECKS. The funds of the Corporation shall be kept in such depositories as shall from time to time be prescribed by the Board of Directors. All checks or other orders for the payment of money shall be signed by such officers, employees or agents as may from time to time be authorized by the Board of Directors, with such countersignature, if any, as may be required by the Board of Directors.

      Section 11. CONTRACTS AND OTHER DOCUMENTS. The Chairman of the Board, the President, any Vice President or the Treasurer, or such other officer or officers as may from time to time be authorized by the Board of Directors, shall have the power to sign and execute on behalf of the Corporation deeds, bonds, mortgages/ conveyances and contracts, and any and all other documents requiring execution by the Corporation and shall cause the seal to be affixed to any instrument requiring it and, when so affixed, the seal shall be attested by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

      Section 12. OWNERSHIP OF STOCK OF ANOTHER CORPORATION. The Chairman of the Board, the President, any Vice President, the Treasurer, the Secretary, or such other officer or person as shall be authorized by the Board of Directors, shall have power and authority on behalf of the Corporation to attend and to vote at any meeting of the stockholders of any corporation in which this Corporation may hold stock; may

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exercise on behalf of this Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting; and shall have power and authority to execute and deliver proxies and consents on behalf of this Corporation in connection with the exercise by this Corporation of the rights and powers incident to the ownership of such stock.

      Section 13. DELEGATION OF DUTIES. The Board of Directors may delegate to another officer or director, the powers or duties of any officer, in case of such officer's absence, disability or refusal to exercise such powers or perform such duties.

      Section 14. RESIGNATION AND REMOVAL. Any officer of the Corporation may be removed from office for or without cause at any time by the Board of Directors. Any officer may resign at any time in the same manner prescribed for the resignation of directors of the Corporation and as set forth in Section 3 of
Article III of these By-laws.

      Section 15. VACANCIES. In case any office shall become vacant, the Board of Directors shall have power to fill such vacancy.

                                   ARTICLE V

                                      STOCK

      Section 1. CERTIFICATED AND UNCERTIFICATED SHARES.

      (a) Shares of the Corporation's Common Stock may be certificated or uncertificated, as permitted under Section 158 of the Delaware General Corporation Law. Certificates representing shares of stock of the Corporation will be in such form as is determined by the Board, subject to applicable legal requirements. Each such certificate will be numbered and its issuance recorded in the books of the Corporation, and such certificate will exhibit the holder's name and the number of shares and will be mechanically signed with a facsimile of the signature of the President or a Vice President, and a facsimile of the signature of the Secretary or an Assistant Secretary, and shall also be signed by, or bear the facsimile signature of, a duly authorized officer or agent of any properly designated transfer agent of the Corporation. Any or all of the signatures and the seal of the Corporation, if any, upon such certificates may be facsimiles, engraved, or printed. Such certificates may be issued and delivered notwithstanding that the person whose facsimile signature appears thereon may have ceased to be such officer at the time the certificates are issued and delivered. The issuance of shares in uncertificated form shall not affect shares already represented by a certificate until the certificate is surrendered to the Corporation. Except as expressly provided by law, there shall be no differences in the rights and obligations of stockholders based on whether or not their shares are represented by certificates. The Corporation shall issue to any holder who so requests share certificates representing shares registered in the holder's name. (b) Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on stock certificates pursuant to the Delaware General Corporation Law or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights."

      Section 2. TRANSFER OF SHARES. Transfers of shares of capital stock of the Corporation shall be made only on the stock record of the Corporation by the holder of record thereof or by his or her attorney thereunto authorized by the power of attorney duly executed and filed with the Secretary of the Corporation or the transfer agent thereof, and (i) in the case of certificated shares, only on surrender of the certificate or certificates representing such shares, properly endorsed or accompanied by a duly executed stock transfer power, or
(ii) in the case of uncertificated shares, upon receipt of proper transfer instructions from the registered owner of such uncertificated shares, or from a duly authorized attorney or from an individual presenting proper evidence of succession, assignment or authority to transfer the shares. The Board of Directors may make such additional rules and regulations as it may deem expedient concerning the issue and transfer of certificates representing shares of capital stock of the Corporation.

      Section 3. LOST CERTIFICATES. A new certificate of stock may be issued in the place of any certificate previously issued by the Corporation, alleged to have been lost, stolen, destroyed or mutilated, and the Board of Directors may, in its discretion, require the owner of the lost, stolen, destroyed or mutilated certificate, or his legal representatives, to give the Corporation a bond, in such sum as it may direct, not exceeding double the value of the stock, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or mutilation of any such certificate, or the issuance of any such new certificate. In lieu of issuing a new certificate, the Board of Directors may direct that the certificate alleged to be lost, stolen or destroyed be replaced by uncertificated shares pursuant to procedures consistent with the foregoing provisions.

      Section 4. STOCKHOLDERS OF RECORD. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof, in fact, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

      Section 5. STOCKHOLDERS RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or, subject to the relevant provisions of Section 11 of Article II, to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not be more than 60 nor less than ten days before the date of the holding of such meeting or the date of the taking of any of the aforementioned actions, nor more than 60 days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

      Section 6. DIVIDENDS. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may at any regular or special meeting, out of funds legally available therefor, declare dividends upon the stock of the Corporation as and when it deems appropriate. Before declaring any dividend there may be set apart, out of any funds of the Corporation available for dividends, such sum or sums as the Board of Directors from time to time in its discretion deems proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Board shall deem conducive to the interests of the Corporation.

                                   ARTICLE VI

                           NOTICE AND WAIVER OF NOTICE

      Section 1. NOTICE. Whenever notice is required to be given to any director, committee member, officer, stockholder, employee or agent, whether pursuant to law, the Certificate of Incorporation of the Corporation or these By-laws, it shall not be construed to mean personal notice, but such notice may be given, in the case of stockholders, in writing, by depositing the same in the mail, postage prepaid, or by overnight carrier addressed to such stockholders at his last known address as the same appears on the books of the Corporation, and, in the case of directors, committee members, officers, employees and agents, by telephone, or by mail, postage prepaid, or by prepaid telegram at his last known address as the same appears on the books of the Corporation. All notices shall be deemed to be given when mailed, telegraphed or telephoned.

      Section 2. WAIVER OF NOTICE. Whenever any notice is required to be given by law, the Certificate of Incorporation of the Corporation or these By-laws, a written waiver of notice signed by the person entitled to notice, whether before or after the time stated in the notice, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, unless prior to the end of the meeting the person objects to the transaction of any business because the meeting is not lawfully noticed or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders, directors, or members of a committee of the Board need be specified in any written waiver of notice.

                                   ARTICLE VII

                              AMENDMENT OF BY-LAWS

      Section 1. AMENDMENTS. These By-laws may be altered, amended or repealed
(i) by the affirmative vote of the holders of a majority of all of the issued and outstanding shares of stock of the Corporation entitled to vote thereon at any annual or special meeting duly convened after notice to the stockholders of that purpose or (ii) by a majority vote of the members of the Board of Directors at any regular or special meeting of the Board of Directors duly convened after notice to the Board of Directors of that purpose, subject always to the power of the stockholders to change such action of the Board of Directors by the vote of the stockholders required in clause (i) of this Article VII.

                                  ARTICLE VIII

                                 INDEMNIFICATION

      Section 1. INDEMNIFICATION GENERALLY. The Corporation shall indemnify each person who was or is made a party to or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, (hereinafter a "Proceeding"), by reason of the fact that such person is or was a director or officer, or had agreed to serve as a director or officer, of the Corporation or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, or by reason of any act alleged to have been taken or omitted in such capacity, to the maximum extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all costs, expenses, liabilities, and losses (including attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred by such person or on such person's behalf in connection with such Proceeding. The termination of any Proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendre or its equivalent, shall not, of itself, create a presumption that the person did not meet any standard of conduct for indemnification imposed by the Delaware General Corporation Law. Notwithstanding the foregoing: (a) except with respect to a Proceeding to enforce a right to indemnification under this Article VIII, the Corporation shall not be required by this Article VIII to indemnify any person with respect to, or to advance expenses (including attorneys' fees) incurred by such person in connection with, any Proceeding initiated by such person against the Corporation, or any counterclaim, cross-claim, affirmative defense or similar claim of the Corporation in connection with such Proceeding, unless the Proceeding initiated by the person seeking indemnification was authorized by the Board of Directors by a majority vote of the directors having no interest in such Proceeding; and (b) in the event any insurance policy obtained by the Corporation would provide coverage for any liability, cost or expense for which indemnification or advancement of expenses is sought under this Article VIII, the provisions of this Article VIII shall be modified to the extent necessary to conform this Article VIII to the requirements of such insurance policy so as to provide coverage to the fullest extent possible, including but not limited to any requirements relating to incurring defense costs and retaining legal counsel.

      Section 2. INDEMNIFICATION FOR COSTS, CHARGES, AND EXPENSES FOR SUCCESSFUL PARTY. Notwithstanding the other provisions of this Article VIII, to the extent that a director or officer of the Corporation has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any Proceeding referred to in Section 1, or in the defense of any claim, issue or matter therein, such person shall be indemnified against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by such person or on such person's behalf in connection therewith.

      Section 3. DETERMINATION OF RIGHT TO INDEMNIFICATION. Any indemnification authorized under or in accordance with Section 1 or 2 of this Article VIII (unless ordered by a court) shall be paid by the Corporation unless a determination is made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the Proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders, that indemnification of the director or officer is not proper in the circumstances because such person has not met the applicable standards of conduct set forth in the Delaware General Corporation Law.

      Section 4. ADVANCE OF COSTS, CHARGES AND EXPENSES. Costs, charges, and expenses (including attorneys' fees) incurred by a person referred to in Section 1 of this Article VIII in defending a civil or criminal Proceeding (including investigations by any government agency and all costs, charges and expenses incurred in preparing for any threatened Proceeding) shall be paid by the Corporation in advance of the final disposition of such Proceeding; provided, however, that the payment of such costs, charges and expenses incurred by any such person in advance of the final disposition of such Proceeding shall be made only upon receipt of an undertaking by or on behalf of such person to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article
VIII. Notwithstanding the foregoing: (a) the Corporation shall not be required to advance expenses (including attorneys' fees) to any person with respect to any Proceeding brought by the Corporation against such person; (b) except with respect to a Proceeding to enforce a right of indemnification under this Article VIII, the Corporation shall not be required to advance expenses (including attorneys' fees) to any person in connection with any Proceeding initiated by such person against the Corporation or any counterclaim, cross-claim, affirmative defense or similar claim of the Corporation in connection with such Proceeding, unless the Proceeding initiated by the person seeking indemnification was authorized by the Board of Directors by a majority vote of the directors having no interest in such Proceeding; and (c) in the event any insurance policy obtained by the Corporation would provide coverage for any liability, cost or expense for which indemnification is sought, the provisions of this Article VIII shall be modified to the extent necessary to conform this
Article VIII to the requirements of such insurance policy so as to provide coverage to the fullest extent possible, including but not limited to any requirements relating to incurring defense costs and retaining legal counsel. No security shall be required for such undertaking and such undertaking shall be accepted without reference to the recipient's financial ability to make repayment. The Board of Directors may, in the manner set forth above, and subject to the approval of such person, authorize counsel selected by the Corporation to represent such person in any Proceeding, whether or not the Corporation is a party to such Proceeding.

      Section 5. PROCEDURE FOR INDEMNIFICATION. Any indemnification authorized under Section 1 of this Article VIII or advance of costs, charges and expenses authorized under Section 4 of this Article VIII shall be made promptly, and in any event within 60 days, upon the written request of the director or officer directed to the Secretary of the Corporation. The right to indemnification or advances as granted by this Article VIII shall be enforceable by the director or officer in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within 60 days. Such person's costs and expenses incurred in connection with successfully establishing such person's right to indemnification or advances, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 4 where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct, if any, set forth in the Delaware General Corporation Law, but, to the extent permitted by applicable law, the burden of proving that such standard of conduct has not been met shall be on the Corporation.

      Section 6. CONTINUATION OF RIGHT OF INDEMNIFICATION. The indemnification provided by this Article VIII shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any law (common or statutory), agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification under this Article VIII shall be deemed to be a contract between the Corporation and each director and officer of the Corporation who serves or served in such capacity at any time while this Article VIII is in effect. No amendment or repeal of this Article VIII or of any relevant provisions of the Delaware General Corporation Law or any other applicable laws shall adversely affect or deny to any director or officer any rights to indemnification that such person may have, or change or release any obligations of the Corporation under this Article VIII with respect to any costs, charges, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement that arise out of a Proceeding based in whole or substantial part on any act, actual or alleged, that takes place before or while this Article VIII is in effect. The provisions of this Section 6 shall apply to any such Proceeding whenever commenced, including any such Proceeding commenced after any amendment or repeal of this Article VIII.

      Section 7. DEFINITIONS. For purposes of this Article VIII:

      "the Corporation" includes any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued;

      "other enterprise" includes employee benefit plans, including but not limited to any employee benefit plans of the Corporation;

      service by a director or officer "at the request of the Corporation" includes, but is not limited to, any service that imposes duties on, or involves services by, a director or officer of the Corporation with respect to an employee benefit plan, its participants or beneficiaries, including acting as a fiduciary thereof;

      "fines" shall include any penalties and any excise or similar taxes assessed on a person with respect to an employee benefit plan;

      a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to under the applicable standards of conduct set forth in the Delaware General Corporation Law; and

      service by a director or officer as a partner, trustee, manager or member of management or similar committee of a partnership, joint venture, trust or limited liability company, or as a director, officer, manager, partner, trustee or manager of an entity that is a partner, trustee, member or joint venturer, shall be considered service as a director or officer of the partnership, joint venture, trust, limited liability company or other enterprise.

      Section 8. SAVING CLAUSE. If this Article VIII or any portion hereof shall be invalidated on any ground by a court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and officer of the Corporation as to costs, charges, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article VIII that shall not have been invalidated.

      Section 9. OTHER INDEMNIFICATION. The right to indemnification and advancement of expenses conferred on any person by this Article VIII shall not limit the Corporation from providing any other indemnification permitted by law. If authorized by the Board of Directors, the Corporation may indemnify and advance expenses to any other person whom the Corporation has the power to indemnify under the Delaware General Corporation Law to the fullest extent permitted by such statute.

      Section 10. INSURANCE. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or claim, whether or not the Corporation would have the power to indemnify such person under the Delaware General Corporation Law.

                                   ARTICLE IX

                                  MISCELLANEOUS

      Section 1. SEAL. The seal of the Corporation shall be circular in form and shall have the name of the Corporation "C&D Technologies, Inc." on the circumference and the words and numerals "Delaware 1985" in the center.

      Section 2. FISCAL YEAR. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

As amended on December 4, 2007.